UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
July 16, 2010

Blue Dolphin Energy Company

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15905 (Commission File Number)	73-1268729 (IRS Employer Identification No.)

801 Travis Street, Suite 2100
Houston, TX 77002
(Address of principal executive office and zip code)

(713) 568-4725
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[    ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 15, 2010 (the “Effective Date”), Blue Dolphin Energy Company (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation to implement a one-for-seven (1:7) reverse stock split of its issued and outstanding common stock, par value $0.01 per share (the “Common Stock”).  Previously, on June 9, 2010, the Company’s stockholders approved the filing of a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation in order to effect a reverse stock split of the Common Stock within a range from one-for-five (1:5) to one-for-ten (1:10), at the discretion of the Company’s Board of Directors (the “Board”). On June 25, 2010, the Board approved the final reverse stock split ratio.

As a result of the reverse stock split, every seven pre-split shares of Common Stock issued prior to the Effective Date will be exchanged for one post-split share of Common Stock, with fractional shares paid in cash at fair market value.  Further, the number of shares of Common Stock issued and outstanding will be reduced from approximately 12.0 million on the Effective Date to approximately 1.7 million.  The number of authorized shares of Common Stock will remain at 100,000,000 and the par value of the Common Stock will remain at $0.01 per share.

The reverse stock split will take effect at the start of NASDAQ trading on Friday, July 16, 2010.  The Common Stock will continue to trade on the NASDAQ Capital Market under the symbol “BDCO.”  A “D” will be appended to the trading symbol for the Common Stock making it “BDCOD” for a period of 20 trading days to indicate the reverse stock split has occurred.  The trading symbol for the Common Stock will revert back to “BDCO” on August 13, 2010.

The Company issued a press release on July 15, 2010 announcing completion of the reverse stock split, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description of Exhibit
3.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation.
99.1	Blue Dolphin Energy Company Press Release Issued July 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      July 16, 2010

Blue Dolphin Energy Company

/s/ IVAR SIEM
Ivar Siem Chairman, Chief Executive Officer, President, Assistant Treasurer and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation.
99.1	Blue Dolphin Energy Company Press Release Issued July 15, 2010.